PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated February 27, 2003)

Enhanced Bearish Securities

UBS AG $67,000,000 NOTES LINKED TO THE PHLX HOUSING SECTOR(SM) INDEX DUE JULY 31, 2007

Issuer:                          UBS AG

Maturity Date:                   July 31, 2007 (Investment term of 2 years)

Coupon: We will not pay you interest during the term of the Notes.

Underlying Index:                The return on the Notes is linked to the
                                 performance of the PHLX Housing Sector(SM)
                                 Index (the "Index"). The Index is designed to measure the stock price performance of twenty-one companies whose primary lines of business are directly associated with the United States housing construction markets.

Payment at                       At maturity, you will receive a cash payment
Maturity:                        per $10 principal amount of the Notes based
                                 on the Index Return.

                                 o If the Index Return is NEGATIVE, you will
                                   receive a POSITIVE return on your Notes equal to the Index Return MULTIPLIED by -3, subject to a maximum gain of 45% on your Notes. For example, if the Index declines by 10% over the term of the Notes (an Index Return of -10%), you will receive a POSITIVE return of 30% (-10% x -3) on the Notes.

                                 o If the Index Return is POSITIVE, you will
                                   receive a NEGATIVE return on your Notes. The payment at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes. For example, if the Index increases by 10% over the term of the Notes (an Index Return of 10%), you will receive a NEGATIVE return of 10%.

                                 For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-27.

                                 IF THE LEVEL OF THE INDEX INCREASES OVER THE
                                 TERM OF THE NOTES, YOU MAY LOSE UP TO 50%
                                 OF YOUR PRINCIPAL AMOUNT.

Index Return:                    Index ending level - Index starting level
                                 -----------------------------------------
                                           Index starting level

Index Starting Level:            579.60, the closing level of the Index on
                                 July 22, 2005 (the "trade date ").

Index Ending Level:              The closing level of the Index on or about
                                 July 24, 2007 (the "final valuation date").

No Listing:                      The Notes will not be listed or displayed on
                                 any securities exchange, the Nasdaq National
                                 Market System or any electronic communications network.

Booking Branch:                  UBS AG, Jersey Branch

CUSIP Number:                    90261KLA6

SEE "RISK FACTORS" BEGINNING ON PAGE S-7 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ..............      100%             2.25%           97.75%
Total .................   $67,000,000      $1,507,500       $65,492,500

UBS INVESTMENT BANK                     UBS FINANCIAL SERVICES INC.
Prospectus Supplement dated July 22, 2005

Prospectus Supplement Summary


THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE ENHANCED BEARISH SECURITIES?

The Enhanced Bearish Securities (the "Notes") are medium-term notes issued by UBS that are designed for investors who believe that the level of the PHLX Housing Sector(SM) Index (the "Index") will decrease over the term of the Notes. Investors must be willing to risk losing up to 50% of their principal amount invested if the level of the Index increases over the term of the Notes and to accept a return that will not exceed 45% (an amount to be set on the trade date). Investors must also be willing to forego interest payments on the Notes.

The return is linked to the performance of the Index. At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Index Return.

> If the Index Return is NEGATIVE, you will receive a POSITIVE return on your Notes equal to the Index Return MULTIPLIED by -3, subject to a maximum gain of 45% on your Notes. For example, if the Index declines by 10% over the term of the Notes (an Index Return of -10%), you will receive a POSITIVE return of 30% (-10% x -3) on the Notes.

> If the Index Return is POSITIVE, you will receive a NEGATIVE return on your Notes. The payment at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes. For example, if the Index increases by 10% over the term of the Notes (an Index Return of 10%), you will receive a NEGATIVE return of 10%.

IF THE LEVEL OF THE INDEX INCREASES OVER THE TERM OF THE NOTES, YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL AMOUNT.

For a description of how the Index Return and your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-27.

WHAT IS THE INDEX?

The Index is a modified capitalization-weighted index designed to measure the stock price performance of twenty-one companies whose primary lines of business are directly associated with the United States housing construction market (the "Index Constituent Stocks"). The Index composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The Index (index symbol "HGX") is published by the Philadelphia Stock Exchange (the "PHLX") and was established on December 31, 2001.

The following chart provides the ticker symbol, the weighting percentage and the primary trading exchange for each of the Index Constituent Stocks as of July 22, 2005:

                 TICKER                NAME                           % WEIGHT         PRIMARY EXCHANGE
                  -----                -----                          ---------        ----------------
                  WY                Weyerhaeuser Co                     8.22%                NYSE
                  HOV               Hovnanian Enterprises Inc           8.92%                NYSE
                  TOL               Toll Brothers Inc                   7.90%                NYSE
                  MAS               Masco Corp                          6.76%                NYSE
                  DHI               DR Horton Inc                       6.04%                NYSE
                  PHM               Pulte Homes Inc                     5.64%                NYSE


                 TICKER                NAME                           % WEIGHT         PRIMARY EXCHANGE
                  -----                -----                          ---------        ----------------
                  LEN               Lennar Corp                         5.09%                NYSE
                  ASD               American Standard Cos Inc           4.36%                NYSE
                  SPF               Standard Pacific Corp               4.71%                NYSE
                  KBH               KB Home                             4.77%                NYSE
                  CTX               Centex Corp                         4.60%                NYSE
                  MDC               MDC Holdings Inc                    4.31%                NYSE
                  RYL               Ryland Group Inc                    3.85%                NYSE
                  TIN               Temple-Inland Inc                   3.69%                NYSE
                  BZH               Beazer Homes USA Inc                3.75%                NYSE
                  USG               USG Corp                            3.33%                NYSE
                  VMC               Vulcan Materials Co                 3.31%                NYSE
                  PMI               PMI Group Inc                       3.02%                NYSE
                  OMX               OfficeMax Inc                       2.64%                NYSE
                  CHB               Champion Enterprises Inc            2.84%                NYSE
                  RDN               Radian Group Inc                    2.26%                NYSE

An investment in the Notes does not entitle you to any dividends, voting rights or any other ownership interest in the Index Constituent Stocks.

HOW HAS THE INDEX PERFORMED HISTORICALLY?

We have included a table and a graph showing the month-end closing level of the Index from January 2002 through July 2005 in the section entitled "The PHLX Housing Sector(SM) Index--Historical Data on the PHLX Housing Sector(SM) Index" on page S-13.

We have provided this information to help you evaluate the behavior of the Index in various economic environments; however, this information is not necessarily indicative of how the Index will perform in the future.

SELECTED PURCHASE CONSIDERATIONS

> EXPOSURE TO NEGATIVE INDEX RETURNS--The Notes are designed for investors who believe that the Index will decrease over the term of the Notes and who are willing to risk losing up to 50% of their principal amount if the level of the Index increases over the term of the Notes. You will receive a POSITIVE return on your Notes only if the Index DECLINES over the term of your Notes.

> ENHANCED GROWTH POTENTIAL--The Notes offer an investor the opportunity to benefit from declines in the Index. If the Index Return is negative, your return on the Notes will be the absolute value of three times the negative Index Return up to a maximum return on your Notes of 45%.

> PARTIAL PRINCIPAL PROTECTION--Your payment at maturity will be reduced by 1% for every 1% increase in the Index Return; however, you will not lose more than 50% of your principal amount regardless of the performance of the Index.

> DIVERSIFICATION--The Notes may provide diversification within the equity portion of your portfolio through exposure to an index of stocks directly associated with the United States housing construction market.

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note. Purchases in excess of the minimum amount may be made in integrals of 1 Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-7.

> YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL--The return on the Notes depends on the Index declining in value and you may lose some of your investment if the Index level increases. The payment to you at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes.

> PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD YOUR NOTES TO MATURITY--You should be willing to hold your notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a significant discount and will not receive any principal protection.

> YOUR APPRECIATION POTENTIAL IS LIMITED--If the Index Return is negative, you will receive a positive return on your Notes equal to the Index Return multiplied by -3, subject to a maximum gain on the Notes of 45%. Therefore, you will not benefit from any negative Index Return in excess of 15% (that is, one-third of the maximum gain on the Notes). As a result, the maximum payment at maturity for each $10 principal amount of the Notes will be $14.50.

> YOUR INVESTMENT IS CONCENTRATED--All of the Index Constituent Stocks are issued by companies in the United States residential housing industry. As a result, your investment in the Notes will be concentrated in one industry.

> NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any interest payments on the Notes and you will not receive nor be entitled to receive any dividend payments or other distributions on the securities included in the Index Constituent Stocks.

> NO LISTING--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You are willing to accept the risk of fluctuations in stocks directly associated with the United States housing construction market.

> You believe that the Index Return will be NEGATIVE (and therefore you will receive a POSITIVE return on your investment).

> You seek an investment that offers protection for 50% of the principal amount of the Notes.

> You are willing to make an investment where you could lose up to 50% of your principal amount.

>    You are willing to hold the Notes to maturity.

>    You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You believe that the Index Return will be POSITIVE (and therefore you will receive a NEGATIVE return on your investment).

>    You seek an investment that offers full principal protection.

> You seek an investment whose return is not capped at 45% (an amount to be set on the trade date).

>    You seek current income from your investment.

>    You seek an investment for which there will be an active secondary market.

>    You are unable or unwilling to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a pre-paid contract with respect to the Index. The terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you will recognize capital gain or loss upon the maturity of your Notes (or upon your sale exchange or other disposition of your Notes prior to maturity) equal to the difference between the amount realized and the amount you paid for your Notes. Such gain or loss generally will be long-term capital gain or loss if you held your Notes for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Notes, see "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-35.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1:  CALCULATE THE INDEX RETURN.

         The Index Return, which may be positive or negative, is the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage of the closing level of the Index on the trade date, calculated as follows:

                            Index ending level - Index starting level
             Index Return = -----------------------------------------
                                      Index starting level

         where the "Index starting level" is 579.60, the closing level of the Index on the trade date, and the "Index ending level" is the closing level of the Index on the final valuation date.

STEP 2:  CALCULATE THE ADJUSTED INDEX RETURN ON THE NOTES.

         The Adjusted Index Return is based on the Index Return, which may be positive or negative:

         1) If the Index Return is negative:
            --------------------------------

         Adjusted Index Return = (Index Return x -3), subject to a maximum gain of 45%

         2) If the Index Return is positive:
            --------------------------------

         Adjusted Index Return = (Index Return x -1), subject to a maximum loss of 50%

STEP 3:  CALCULATE THE CASH PAYMENT AT MATURITY.

         Payment at maturity = principal amount of the Notes + (principal amount of the Notes x Adjusted Index Return)

HOW DO THE NOTES PERFORM AT MATURITY?

HYPOTHETICAL EXAMPLES

ASSUMPTIONS:

Index starting level:                             579.60
Principal amount of the Notes:                    $10
Maximum gain on the Notes:                        45%*
Maximum Payment at Maturity:                      $14.50

--------
* POTENTIAL GAINS ON THE NOTES AT MATURITY WILL BE CALCULATED BY MULTIPLYING THE NEGATIVE INDEX RETURN BY -3 UP TO THE MAXIMUM GAIN ON THE NOTES OF 45%. AS A RESULT, AN ORIGINAL INVESTOR IN THE NOTES WILL NOT PARTICIPATE IN AN INDEX DECLINE OF MORE THAN 15% AT MATURITY.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 8% BELOW ITS STARTING LEVEL OF 579.60.

Since the Index Return is -8%, you receive a positive return equal to three times the decline in the Index, up to the 45% maximum gain on the Notes.

Adjusted Index Return = (Index Return x -3) = (-8% x -3) = 24%

Your total cash payment at maturity would therefore be $12.40 (a 24% total return on investment) which includes:
>    Principal amount                              $10.00
>    Principal amount x Adjusted Index Return      $ 2.40   ($10.00 x 24%)
                                                  -------
                      TOTAL:                       $12.40
                                                  =======

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% BELOW ITS STARTING LEVEL OF 579.60. Since the Index Return is -20%, you receive a positive return equal to three times the decline in the Index, up to the 45% maximum gain on the Notes.

Adjusted Index Return = (Index Return x -3) = (-20% x -3) = 60%, up to the 45% maximum gain on the Notes = 45%

Your total cash payment at maturity would therefore be limited to $14.50 (a 45% total return on investment) which includes:
>    Principal amount                              $10.00
>    Principal amount x Adjusted Index Return      $ 4.50   ($10.00 x 45%)
                                                  -------
                      TOTAL:                       $14.50   (this is the maximum
                                                  =======    payment on the
                                                             Notes)

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% ABOVE ITS STARTING LEVEL OF 579.60.

Since the Index Return is 20% on the final valuation date, your investment is fully exposed to the appreciation of the Index.

Adjusted Index Return = (Index Return x -1) = (20% x -1) = -20%

Your total cash payment at maturity would therefore be $8.00 (a -20% total return on investment) which includes:
>    Principal amount                              $10.00
>    Principal amount x Adjusted Index Return      $-2.00 ($10.00 x -20%)
                                                  -------
                     TOTAL:                        $ 8.00
                                                  =======

HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

        ASSUMPTIONS:
        Index:                                   PHLXHousing Sector(SM) Index
        Index starting level                     579.60
        Principal amount of the Notes:           $10
        Term:                                    24 months
        Maximum gain on the Notes:               45%
        Index performance:                       100% to -100% for table
                                                 60% to -60% for graph

     ----------------------------   -----------------------------------
          INDEX PERFORMANCE              PERFORMANCE OF THE NOTES
     ----------------------------   -----------------------------------
                                            NOTES
            INDEX RETURN                   PAYMENT         TOTAL
            AT MATURITY*                 AT MATURITY*      RETURN*
     ----------------------------   -----------------------------------
                100%                         $5.00         -50.0%
     ----------------------------   -----------------------------------
                 80%                         $5.00         -50.0%
                 60%                         $5.00         -50.0%
     ----------------------------   -----------------------------------
                 50%                         $5.00         -50.0%
     ----------------------------   -----------------------------------
                 40%                         $6.00         -40.0%
                 30%                         $7.00         -30.0%
                 20%                         $8.00         -20.0%
                 10%                         $9.00         -10.0%
                  5%                         $9.50          -5.0%
     ----------------------------   -----------------------------------
                  0%                        $10.00           0.0%
     ----------------------------   -----------------------------------
                 -5%                        $11.50          15.0%
                 -6%                        $11.80          18.0%
                 -7%                        $12.10          21.0%
                 -8%                        $12.40          24.0%
                 -9%                        $12.70          27.0%
                -10%                        $13.00          30.0%
                -12%                        $13.60          36.0%
     ----------------------------   -----------------------------------
             -15.00%                        $14.50          45.0%
     ----------------------------   -----------------------------------
                -20%                        $14.50          45.0%
                -40%                        $14.50          45.0%
                -50%                        $14.50          45.0%
                -60%                        $14.50          45.0%
                -80%                        $14.50          45.0%
     ----------------------------   -----------------------------------
               -100%                        $14.50          45.0%
     ----------------------------   -----------------------------------

*Values have been rounded for ease of analysis


                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Risk Factors


The return on the Notes is linked to the performance of the Index. Investing in the Notes is not equivalent to investing directly in the Index. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE RETURN ON THE NOTES DEPENDS ON THE INDEX DECLINING IN VALUE AND YOU MAY LOSE SOME OF YOUR PRINCIPAL IF THE INDEX LEVEL INCREASES.

The Notes differ from ordinary debt securities in that we will not pay you interest on the Notes or a fixed amount at maturity. Your cash payment at maturity will be based on the Index Return, which may be positive or negative. A positive Index Return will reduce your cash payment at maturity below your principal. IF THE LEVEL OF THE INDEX INCREASES OVER THE TERM OF THE NOTES, YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL AMOUNT.

See "What are the steps to calculate payment at maturity?"  on page S-4.

YOU ARE ENTITLED TO PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD YOUR NOTES TO MATURITY.

You should be willing to hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a significant discount and will not receive principal protection for 50% of the principal amount of your Notes.

YOUR MAXIMUM GAIN ON THE NOTES AT MATURITY IS 45%.

Your payment at maturity is based on the Index Return. If the Index Return is NEGATIVE, you will receive a POSITIVE return on your Notes equal to the Index Return multiplied by -3, subject to the maximum gain on the Notes of 45%. Since the maximum gain on the Notes is 45%, you will not benefit from a negative Index Return in excess of 15% (which is equal to one-third of the maximum gain on the Notes).

THE INDEX CONSTITUENT STOCKS ARE CONCENTRATED IN ONE INDUSTRY.

All of the Index Constituent Stocks are issued by companies in the United States residential housing industry. As a result, an investment in the Notes will be concentrated in one industry.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index);

>    the composition of the Index and changes in the Index Constituent Stocks;

>    the market price of the Index Constituent Stocks;

> the dividend rate paid on the Index Constituent Stocks (dividend payments on the Index Constituent Stocks may influence the value of the Index Constituent Stocks and the level of the Index, and therefore affect the market value of the Notes);

RISK FACTORS
--------------------------------------------------------------------------------

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;

>    interest rates in the market;

>    the time remaining to the maturity of the Notes;

>    the creditworthiness of UBS; and

> economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price of the Index Constituent Stocks or that affect stock markets generally.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

CHANGES THAT AFFECT THE INDEX WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of the Philadelphia Stock Exchange, Inc. ("PHLX") concerning the calculation of the Index, additions, deletions or substitutions of the Index Constituent Stocks and the manner in which changes affecting the Index Constituent Stocks or the issuers of the Index Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in the Index, could affect the Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if PHLX changes these policies, for example by changing the manner in which it calculates the Index, or if PHLX discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if the Index ending level is not available because of a market disruption event or for any other reason and no successor index is selected, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Index ending level or fair market value of the Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH PHLX AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with PHLX in any way (except for licensing arrangements discussed below in "The PHLX Housing Sector(SM) Index" on page S-12) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. If PHLX discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists,

RISK FACTORS
--------------------------------------------------------------------------------

the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-28 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-31. PHLX is not involved in the offer of the Notes in any way and has no obligation to consider your interests as an owner of the Notes in taking any actions that might affect the value of your Notes.

We have derived the information about PHLX and the Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index or PHLX contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Index and PHLX.

HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES.

The trading prices of the Index Constituent Stocks will determine the Index level. As a result, it is impossible to predict whether, or the extent to which, the level of the Index will rise or fall. Trading prices of the Index Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Index Constituent Stocks and the level of the Index. Accordingly, the historical performance of the Index should not be taken as an indication of the future performance of the Index.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE INDEX CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE INDEX CONSTITUENT STOCKS OR THE INDEX MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-33, we or one or more affiliates may hedge our obligations under the Notes by purchasing the Index Constituent Stocks, futures or options on the Index Constituent Stocks or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index, and we may adjust these hedges by, among other things, purchasing or selling the Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index or the Index Constituent Stocks at any time. Although they are not expected to, any of these hedging activities may increase the market price of the Index Constituent Stocks and/or the level of the Index, and, therefore, decrease the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the Index Constituent Stocks and other investments relating to the Index Constituent Stocks or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could increase the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, decrease the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the

RISK FACTORS
--------------------------------------------------------------------------------

Index Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Index Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of the Notes. Moreover, UBS AG and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Index Constituent Stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the Notes.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-3, "Supplemental Tax Considerations" on page S-35, and the sections "U.S. Tax Considerations" and "Tax Considerations Under The Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE INDEX CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Index Constituent Stocks. As a holder of the Notes, you will not have voting rights or any other rights that holders of the Index Constituent Stocks may have.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Index ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Index ending level on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index ending level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-28.

RISK FACTORS
--------------------------------------------------------------------------------

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-32. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index Constituent Stocks or the Index has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

--------------------------------------------------------------------------------
The PHLX Housing Sector(SM) Index

We have derived all information regarding the PHLX Housing Sector(SM) Index (the "Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Philadelphia Stock Exchange, Inc. ("PHLX"). We do not assume any responsibility for the accuracy or completeness of such information. PHLX has no obligation to continue to publish the Index, and may discontinue publication of the Index.

The Index is designed to measure the performance of twenty-one companies whose primary lines of business are directly associated with the United States housing construction market (the "Index Constituent Stocks"). The Index composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The Index (index symbol "HGX") is published by the PHLX and was set to 250 on December 31, 2001. Options commenced trading on the Index on July 12, 2002. The Index is a modified capitalization-weighted index, which is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of stocks included in the Index, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% or more for the top five or an aggregation of all stocks weighing 5% or more). This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks. The net result is a weight distribution that is less skewed toward the larger stocks, but still does not approach equal weighting. The total capitalization of the portfolio remains the same. The following is a list of companies included in the Index and their trading symbols: American Standard Companies Inc. (ASD); Beazer Homes USA, Inc.
(BZH); Centex Corporation (CTX); Champion Enterprises, Inc. (CHB); D.R. Horton, Inc. (DHI); Hovnanian Enterprises, Inc. (HOV); KB Home (KBH); Lennar Corporation
(LEN); Masco Corporation (MAS); M.D.C. Holdings, Inc. (MDC); OfficeMax Incorporated (OMX); The PMI Group, Inc. (PMI); Pulte Homes, Inc. (PHM); Radian Group Inc. (RDN); The Ryland Group, Inc. (RYL); Standard Pacific Corp. (SPF); Temple-Inland, Inc. (TIN); Toll Brothers, Inc. (TOL); USG Corporation (USG); Vulcan Materials Company (VMC); and Weyerhaeuser Company (WY). We have provided a brief description of each of the companies included in the Index and their corresponding historical price information in "The Index Constituent Stocks" on page S-14.

The Index is rebalanced at least semi-annually for implementation at the end of each January and July option expiration if the modified capitalization of a single component or group of components exceeds the concentration thresholds discussed above as of the last trading day of the previous month. This rebalancing is based on the actual market capitalizations of the component stocks as determined by actual share amounts and closing prices on the last trading day of the previous month. The modified share value for each Index Constituent Stock comprising the Index remains fixed between rebalancings, except in the event of certain types of corporate actions such as stock splits, mergers, acquisitions, stock repurchases or any similar event with respect to an Index Constituent Stock resulting in a change in share value greater than 5% or more. When the Index is adjusted between rebalancings for these events, the modified share amount of the relevant Index Constituent Stock comprising the Index is adjusted, to the nearest whole share, to maintain the Index Constituent Stock's relative weight in the Index immediately prior to the corporate action. In connection with any adjustments to the Index, the Index divisor may be adjusted to ensure that there are no changes to the level of the Index as a result of non-market forces.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or any successor index. While PHLX currently employs the above methodology to calculate the Index, no assurance can be given that PHLX will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes. PHLX does not guarantee the accuracy or the completeness of the Index or any data included in the Index. PHLX assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the Index. PHLX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index or the manner in which the Index is applied in determining the amount payable at maturity.

--------------------------------------------------------------------------------
THE PHLX HOUSING SECTOR(SM) INDEX

The following chart provides the ticker symbol, the weighting percentage and the primary trading exchange for each of the Index Constituent Stocks as of July 22, 2005:

                 TICKER                NAME                           % WEIGHT         PRIMARY EXCHANGE
                  -----                -----                          ---------        ----------------
                  WY                Weyerhaeuser Co                     8.22%                NYSE
                  HOV               Hovnanian Enterprises Inc           8.92%                NYSE
                  TOL               Toll Brothers Inc                   7.90%                NYSE
                  MAS               Masco Corp                          6.76%                NYSE
                  DHI               DR Horton Inc                       6.04%                NYSE
                  PHM               Pulte Homes Inc                     5.64%                NYSE
                  LEN               Lennar Corp                         5.09%                NYSE
                  ASD               American Standard Cos Inc           4.36%                NYSE
                  SPF               Standard Pacific Corp               4.71%                NYSE
                  KBH               KB Home                             4.77%                NYSE
                  CTX               Centex Corp                         4.60%                NYSE
                  MDC               MDC Holdings Inc                    4.31%                NYSE
                  RYL               Ryland Group Inc                    3.85%                NYSE
                  TIN               Temple-Inland Inc                   3.69%                NYSE
                  BZH               Beazer Homes USA Inc                3.75%                NYSE
                  USG               USG Corp                            3.33%                NYSE
                  VMC               Vulcan Materials Co                 3.31%                NYSE
                  PMI               PMI Group Inc                       3.02%                NYSE
                  OMX               OfficeMax Inc                       2.64%                NYSE
                  CHB               Champion Enterprises Inc            2.84%                NYSE
                  RDN               Radian Group Inc                    2.26%                NYSE

HISTORICAL DATA ON THE PHLX HOUSING SECTOR(SM) INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index on July 22, 2005 was 579.60. The actual Index starting level will be the closing level of the Index on the trade date.

The following table sets forth the level of the Index at the end of each month in the period from July 2002 through June 2005. This historical data on the Index is not necessarily indicative of the future performance of the Index or what the value of the Notes may be. Any historical upward or downward trend in the level of the Index during any period set forth below is not an indication that the Index is more or less likely to increase or decrease at any time over the term of the Notes.

                 2002               2003               2004            2005
                -------           -------             -------         -------
January                            220.07             353.37           468.61
February                           218.78             384.54           503.97
March                              214.95             400.65           478.54
April                              246.03             366.93           465.67
May                                278.09             371.69           505.19
June                               280.84             381.29           532.08
July            249.47             284.21             366.43
August          244.75             301.46             382.44
September       211.47             305.46             407.98
October         219.08             351.34             395.47
November        233.44             361.85             418.94
December        224.77             366.37             469.32

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


The following graph sets forth the historical performance of the Index presented in the preceding table.

"7/31/02"                     249.47
                              244.75
                              211.47
                              219.08
                              233.44
"12/31/02"                    224.77
                              220.07
                              218.78
"3/31/03"                     214.95
                              246.03
                              278.09
"6/30/03"                     280.84
                              284.21
                              301.46
"9/30/03"                     305.46
                              351.34
                              361.85
"12/31/03"                    366.37
                              353.37
                              384.54
"3/31/04"                     400.65
                              366.93
                              371.69
"6/30/04"                     381.29
                              366.43
                              382.44
"9/30/04"                     407.98
                              395.47
                              418.94
"12/31/04"                    469.32
                              468.61
                              503.97
"3/31/05"                     478.54
                              465.67
                              505.19
"7/22/05"                     579.6


Source: Bloomberg L.P.

THE INDEX CONSTITUENT STOCKS

This section provides a brief synopsis of the business of each of the Index Constituent Stocks as well as the split-adjusted month-end closing market prices for each Index Constituent Stock in each month from January 2000 through June 2005 (or from the first month-end for which that data is available) as of July 22, 2005. The historical prices of the Index Constituent Stocks are not indicative of the future performance of the Index Constituent Stocks. The following information, with respect to the business of each company issuing an Index Constituent Stock, has been derived from publicly available documents published by that company. Because the common stock of each of those companies is registered under the Securities Exchange Act of 1934, those companies are required to file periodically financial and other information specified by the Securities and Exchange Commission (the "SEC"). For more information about those companies, information provided to or filed with the SEC by those companies can be inspected at the SEC's public reference facilities or accessed through the SEC's web site at http://www.sec.gov.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                        AMERICAN STANDARD COMPANIES INC.

American Standard Companies Inc. ("American Standard") is a global, diversified manufacturer of high-quality, brand-name products in three major business segments: air conditioning systems and services; bath and kitchen fixtures and fittings; and vehicle control systems. American Standard's headquarters are located in Piscataway, New Jersey, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "ASD". Information filed with the SEC by American Standard under the Exchange Act can be located with reference to its SEC file number: 1-114515.


          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January   12.50     January   17.20    January   21.57    January   22.22    January   35.40    January   40.04
February  11.63     February  18.88    February  21.77    February  22.84    February  36.32    February  45.80
March     12.33     March     19.69    March     23.58    March     22.92    March     37.92    March     46.48
April     13.67     April     20.08    April     24.90    April     23.73    April     35.06    April     44.71
May       15.40     May       22.21    May       25.17    May       24.66    May       37.52    May       42.80
June      13.67     June      20.03    June      25.03    June      24.64    June      40.31    June      41.92
July      14.85     July      22.68    July      23.84    July      25.47    July      37.89
August    15.44     August    23.28    August    23.88    August    26.73    August    37.61
September 14.81     September 18.33    September 21.21    September 28.08    September 38.91
October   15.29     October   19.30    October   22.23    October   31.90    October   36.57
November  13.94     November  21.17    November  24.83    November  33.23    November  38.94
December  16.44     December  22.74    December  23.71    December  33.57    December  41.32

The closing price on July 22, 2005 was $44.84.

                             BEAZER HOMES USA, INC.

Beazer Homes USA, Inc. ("Beazer") designs, builds and sells primarily single-family homes in various locations within the United States. Beazer also originates mortgages on behalf of its customers through its subsidiaries Beazer Mortgage Corporation or Beazer Mortgage, and provides title services to its customers in many of its markets. Beazer's headquarters are located in Atlanta, Georgia, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "BZH". Information filed with the SEC by Beazer under the Exchange Act can be located with reference to its SEC file number: 1-12822.


          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January   6.13      January   15.97    January   26.70    January   19.18    January   31.08    January   49.50
February  6.17      February  15.23    February  30.18    February  19.45    February  35.63    February  57.31
March     6.25      March     13.10    March     25.85    March     19.60    March     35.30    March     49.86
April     6.38      April     19.47    April     29.51    April     23.42    April     32.82    April     45.60
May       6.13      May       20.00    May       26.07    May       28.27    May       33.59    May       53.46
June      6.08      June      21.16    June      26.67    June      27.83    June      33.44    June      57.15
July      7.02      July      24.32    July      20.79    July      25.72    July      31.13
August    8.25      August    21.63    August    21.39    August    27.71    August    32.55
September 9.02      September 16.20    September 20.35    September 28.13    September 35.63
October   9.29      October   15.22    October   21.91    October   33.17    October   36.59
November  10.44     November  22.33    November  21.26    November  35.57    November  41.33
December  13.33     December  24.39    December  20.20    December  32.55    December  48.74

The closing price on July 22, 2005 was $64.03.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                               CENTEX CORPORATION

Centex Corporation ("Centex") operates, through its subsidiary companies, in four principal business segments: home building, residential mortgage banking, commercial construction and development and sale of land. Centex's headquarters are located in Dallas, Texas, and its $0.25 par value common stock is traded on the New York Stock Exchange under the symbol "CTX". Information filed with the SEC by Centex under the Exchange Act can be located with reference to its SEC file number: 1-6776.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January    9.80     January   18.20    January   26.51    January   23.58    January   47.76    January   61.31
February   8.77     February  18.34    February  26.04    February  24.64    February  53.40    February  63.59
March     10.61     March     18.56    March     23.14    March     24.23    March     54.06    March     57.27
April     10.75     April     19.23    April     25.09    April     29.42    April     47.95    April     57.72
May        9.25     May       16.61    May       23.95    May       34.60    May       48.49    May       65.48
June      10.47     June      18.16    June      25.75    June      34.67    June      45.75    June      70.67
July      10.67     July      20.96    July      21.37    July      32.73    July      42.42
August    12.87     August    19.52    August    22.50    August    34.02    August    45.77
September 14.32     September 15.03    September 19.76    September 35.12    September 50.46
October   16.49     October   17.05    October   20.27    October   43.97    October   51.94
November  15.76     November  20.14    November  22.43    November  49.34    November  52.47
December  16.74     December  25.44    December  22.37    December  48.55    December  59.58

The closing price on July 22, 2005 was $77.96.

                           CHAMPION ENTERPRISES, INC.

Champion Enterprises, Inc. ("Champion") and its subsidiaries primarily produce and sell factory-built homes. Champion's headquarters are located in Auburn Hills, Michigan, and its $1.00 par value common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "CHB". Information filed with the SEC by Champion under the Exchange Act can be located with reference to its SEC file number: 1-9751.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January   7.69      January    7.05    January   12.36    January   2.95     January    6.68    January   10.79
February  6.31      February   5.50    February   8.83    February  2.06     February  10.65    February  10.35
March     5.75      March      5.15    March      8.00    March     1.84     March     10.60    March      9.40
April     7.06      April      8.05    April      8.30    April     2.42     April     10.89    April      9.44
May       5.69      May       10.62    May        8.02    May       3.55     May        9.35    May        9.73
June      4.88      June      11.38    June       5.62    June      5.18     June       9.18    June       9.94
July      5.44      July      10.90    July       4.02    July      6.49     July       9.73
August    6.63      August    10.50    August     2.68    August    7.25     August     9.63
September 4.25      September  6.95    September  2.94    September 6.35     September 10.29
October   3.88      October    8.81    October    2.32    October   7.10     October   10.89
November  3.13      November  12.07    November   3.65    November  7.22     November  11.48
December  2.75      December  12.31    December   2.85    December  7.00     December  11.82

The closing price on July 22, 2005 was $12.43.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                                D.R. HORTON, INC.

D.R. Horton, Inc. ("D.R. Horton") constructs and sells single-family homes designed principally for first time homebuyers in metropolitan areas of the Mid-Atlantic, Midwest, Southeast, Southwest and West regions of the United States. D.R. Horton's headquarters are located in Fort Worth, Texas, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "DHI". Information filed with the SEC by D.R. Horton under the Exchange Act can be located with reference to its SEC file number: 1-14122.


          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January   3.19      January    7.07    January   12.48    January    9.55    January   21.08    January   29.84
February  3.10      February   6.85    February  13.30    February   9.16    February  23.84    February  32.82
March     3.60      March      7.05    March     12.57    March      9.60    March     26.57    March     29.24
April     3.56      April      8.07    April     12.90    April     11.85    April     21.60    April     30.50
May       3.60      May        6.87    May       12.26    May       13.15    May       21.68    May       34.57
June      3.74      June       7.57    June      13.02    June      14.05    June      21.30    June      37.61
July      4.27      July       9.18    July      11.10    July      14.08    July      20.72
August    5.41      August     8.41    August    10.38    August    15.56    August    23.21
September 5.16      September  6.95    September  9.31    September 16.35    September 24.83
October   5.56      October    7.45    October    9.64    October   19.90    October   22.50
November  5.57      November   9.34    November   9.56    November  21.85    November  26.41
December  7.34      December  10.82    December   8.68    December  21.63    December  30.23

The closing price on July 22, 2005 was $41.94.

                           HOVNANIAN ENTERPRISES, INC.

Hovnanian Enterprises, Inc. ("Hovnanian") designs, constructs, markets and sells single-family detached homes, attached townhomes and condominiums, mid-rise and high-rise condominiums, urban infill and active adult homes in planned residential developments. Hovnanian currently offers homes for sale in 275 communities in 24 markets in 13 states throughout the United States. Hovnanian's headquarters are located in Red Bank, New Jersey, and its $0.01 par value Class A common stock is traded on the New York Stock Exchange under the symbol "HOV". Information filed with the SEC by Hovnanian under the Exchange Act can be located with reference to its SEC file number: 1-8551.


          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January             January            January   10.62    January   14.57    January   36.89    January   52.24
February            February           February  13.15    February  16.42    February  40.35    February  55.00
March               March     7.19     March     13.30    March     17.28    March     43.15    March     51.00
April               April     9.25     April     15.22    April     19.90    April     35.97    April     50.77
May                 May       8.50     May       16.00    May       28.98    May       35.30    May       62.10
June                June      7.26     June      17.94    June      29.48    June      34.71    June      65.20
July                July      7.38     July      14.27    July      24.68    July      31.03
August              August    7.10     August    15.56    August    30.84    August    34.42
September           September 5.77     September 16.90    September 32.19    September 40.10
October             October   5.85     October   18.91    October   40.64    October   37.54
November            November  6.91     November  16.70    November  46.13    November  40.27
December            December  10.64    December  15.85    December  43.53    December  49.52

The closing price on July 22, 2005 was $72.30.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                                     KB HOME

KB Home ("KB") is one of America's leading homebuilders with domestic operations through the United States. Kaufman & Broad S.A., its publicly-traded subsidiary is one of the largest homebuilders in France based on revenues. KB also provides mortgage banking services to the majority of its domestic homebuyers through its wholly-owned subsidiary, KB Home Mortgage Company. KB's headquarters are located in Los Angeles, California, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "KBH". Information filed with the SEC by KB under the Exchange Act can be located with reference to its SEC file number: 1-09195.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January   10.84     January   16.01    January   21.53    January   22.36    January   22.36    January   54.33
February  9.56      February  13.98    February  21.83    February  23.45    February  23.45    February  62.40
March     10.72     March     16.32    March     21.70    March     22.73    March     22.73    March     58.73
April     9.63      April     15.11    April     24.93    April     24.64    April     24.64    April     57.00
May       8.66      May       12.71    May       25.77    May       31.25    May       31.25    May       67.54
June      9.91      June      15.09    June      25.76    June      30.99    June      30.99    June      76.23
July      9.78      July      16.30    July      23.11    July      28.31    July      28.31
August    12.41     August    16.19    August    23.98    August    28.61    August    28.61
September 13.47     September 14.21    September 24.42    September 29.83    September 29.83
October   14.88     October   14.78    October   23.60    October   34.25    October   34.25
November  15.69     November  16.81    November  22.35    November  34.44    November  34.44
December  16.84     December  20.05    December  21.43    December  36.26    December  36.26

The closing price on July 22, 2005 was $83.45.

                               LENNAR CORPORATION

Lennar Corporation ("Lennar") is a homebuilder and is a provider of residential financial services. Lennar's homebuilding operations include the sale and construction of single-family attached and detached homes, as well as the purchase, development and sale of residential land. The financial services operations provide mortgage financing, title insurance and closing services for Lennar homebuyers and others; acquire, package and resell residential mortgage loans and mortgage-backed securities, perform mortgage loan servicing activities and provide cable television and alarm monitoring services to residents of Lennar communities and others. Lennar's headquarters are located in Miami, Florida, and its $0.10 par value Class A common stock is traded on the New York Stock Exchange under the symbol "LEN". Information filed with the SEC by Lennar under the Exchange Act can be located with reference to its SEC file number:
1-11749.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January    7.25     January   16.74    January   25.22    January   24.50    January   44.10    January   56.47
February   7.51     February  16.15    February  25.12    February  24.56    February  49.45    February  60.82
March      9.87     March     18.13    March     24.00    March     24.36    March     54.03    March     56.68
April      8.47     April     19.91    April     25.27    April     27.12    April     46.85    April     51.47
May        8.59     May       16.83    May       24.89    May       33.53    May       45.90    May       58.01
June       9.21     June      18.97    June      27.84    June      35.75    June      44.72    June      63.45
July      10.92     July      20.88    July      23.09    July      32.60    July      42.68
August    12.57     August    20.27    August    24.02    August    33.63    August    45.80
September 13.51     September 16.40    September 25.38    September 38.90    September 47.60
October   14.61     October   16.50    October   25.10    October   45.93    October   44.98
November  14.42     November  16.92    November  24.12    November  48.95    November  44.93
December  16.49     December  21.30    December  23.47    December  48.00    December  56.68

The closing price on July 22, 2005 was $66.40.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                                MASCO CORPORATION

Masco Corporation ("Masco") manufactures, sells and installs home improvement and building products, with emphasis on brand name products and services holding leadership positions in their markets. Masco is among the largest manufacturers in North America of brand name consumer products designed for the home improvement and new construction markets. Masco's headquarters are located in Taylor, Michigan, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "MAS". Information filed with the SEC by Masco under the Exchange Act can be located with reference to its SEC file number:
1-5794.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January   19.94     January   24.00    January   26.76    January   18.19    January   26.66    January   36.80
February  17.88     February  23.37    February  28.07    February  18.38    February  28.04    February  33.72
March     20.50     March     24.14    March     27.45    March     18.62    March     30.44    March     34.67
April     22.44     April     23.00    April     28.10    April     21.07    April     28.01    April     31.49
May       19.69     May       23.36    May       26.66    May       24.60    May       28.95    May       32.02
June      18.06     June      24.96    June      27.11    June      23.85    June      31.18    June      31.76
July      19.75     July      25.21    July      24.20    July      24.37    July      30.24
August    19.50     August    25.82    August    24.16    August    24.79    August    32.13
September 18.63     September 20.44    September 19.55    September 24.48    September 34.53
October   18.69     October   19.83    October   20.56    October   27.50    October   34.26
November  19.31     November  20.93    November  20.17    November  27.20    November  35.27
December  25.69     December  24.50    December  21.05    December  27.41    December  36.53

The closing price on July 22, 2005 was $33.84.

                              M.D.C. HOLDINGS, INC.

M.D.C. Holdings, Inc.'s ("M.D.C.") primary business is owning and managing subsidiary companies that sell and build homes under the name Richmond American Homes. M.D.C.'s financial services segment consists of HomeAmerican Mortgage Corporation, which originates mortgage loans primarily for its homebuyers, and American Home Insurance Agency, Inc., which offers third party insurance products to its homebuyers. M.D.C.'s headquarters are located in Denver, Colorado, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "MDC". Information filed with the SEC by M.D.C. under the Exchange Act can be located with reference to its SEC file number: 1-08951.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January    7.42     January   18.13    January   25.51    January   25.11    January   43.81    January   72.80
February   7.98     February  20.66    February  27.90    February  23.87    February  49.25    February  79.62
March      9.42     March     22.74    March     27.46    March     24.40    March     54.15    March     69.65
April     10.02     April     24.86    April     32.10    April     29.31    April     47.53    April     65.38
May       10.15     May       18.22    May       28.30    May       34.82    May       49.48    May       72.21
June       9.79     June      20.46    June      33.06    June      33.76    June      48.93    June      82.25
July      10.51     July      24.24    July      26.45    July      34.80    July      51.65
August    13.17     August    17.63    August    25.56    August    35.73    August    52.96
September 13.66     September 16.02    September 22.44    September 37.76    September 56.23
October   14.38     October   15.41    October   23.87    October   47.08    October   59.04
November  14.74     November  20.68    November  22.70    November  48.50    November  58.23
December  17.31     December  24.02    December  24.32    December  45.10    December  66.49

The closing price on July 22, 2005 was $87.37.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                             OFFICEMAX INCORPORATED

OfficeMax Incorporated ("OfficeMax") operates a chain of high-volume office products superstores. In addition to offering office products, business-machines and related items, OfficeMax superstores also feature CopyMax and FurnitureMax, in-store modules devoted exclusively to print-for-pay services and office furniture. OfficeMax's headquarters are located in Itasca, Illinois, and its $2.50 par value common stock is traded on the New York Stock Exchange under the symbol "OMX". Information filed with the SEC by OfficeMax under the Exchange Act can be located with reference to its SEC file number: 1-5057.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
JANUARY   35.38     JANUARY   32.93    JANUARY   35.60    JANUARY   23.91    JANUARY   32.45    JANUARY   29.51
February  29.81     February  32.08    February  35.95    February  24.12    February  33.70    February  31.57
March     34.75     March     31.40    March     36.24    March     21.85    March     34.65    March     33.50
April     32.56     April     34.98    April     33.87    April     22.97    April     33.73    April     32.48
May       29.13     May       35.25    May       35.58    May       24.57    May       35.15    May       30.35
June      25.88     June      35.17    June      34.53    June      23.90    June      37.64    June      29.77
July      27.63     July      36.20    July      28.99    July      24.79    July      32.25
August    29.88     August    36.70    August    27.05    August    27.25    August    31.29
September 26.56     September 29.50    September 22.80    September 27.60    September 33.28
October   28.69     October   28.56    October   23.79    October   28.05    October   29.52
November  28.88     November  32.04    November  27.08    November  29.51    November  30.27
December  33.63     December  34.01    December  25.22    December  32.86    December  31.38

The closing price on July 22, 2005 was $29.61.

                               THE PMI GROUP, INC.

The PMI Group, Inc. ("PMI") is an international provider of credit enhancement as well as other products that promote homeownership and facilitate mortgage transactions in the capital markets. PMI's headquarters are located in Walnut Creek, California, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "PMI". Information filed with the SEC by PMI under the Exchange Act can be located with reference to its SEC file number: 1-13664.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January   20.63     January   28.25    January   35.28    January   28.75    January   38.62    January   39.77
February  18.16     February  28.01    February  35.43    February  27.10    February  39.60    February  40.25
March     23.72     March     32.49    March     37.88    March     25.55    March     37.36    March     38.01
April     24.22     April     32.15    April     40.56    April     30.82    April     43.03    April     35.16
May       25.38     May       34.90    May       42.80    May       30.66    May       43.17    May       37.80
June      23.75     June      36.33    June      38.20    June      26.84    June      43.52    June      38.98
July      31.31     July      34.50    July      35.52    July      33.13    July      41.23
August    31.00     August    32.60    August    33.90    August    35.38    August    41.53
September 33.88     September 31.20    September 27.21    September 33.75    September 40.58
October   36.94     October   27.73    October   29.80    October   38.23    October   38.82
November  31.78     November  31.58    November  32.59    November  37.23    November  41.18
December  33.84     December  33.51    December  30.04    December  37.23    December  41.75

The closing price on July 22, 2005 was $40.99.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                                PULTE HOMES, INC.

Pulte Homes, Inc. ("Pulte") is a publicly held holding company whose subsidiaries engage in the homebuilding and financial services businesses. Pulte's headquarters are located in Bloomfield Hills, Michigan, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "PHM". Information filed with the SEC by Pulte under the Exchange Act can be located with reference to its SEC file number: 1-9804.


          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January    8.72     January   17.25    January   23.58    January   24.99    January   43.14    January   66.08
February   8.41     February  17.18    February  25.97    February  25.42    February  52.76    February  78.02
March     10.44     March     20.21    March     23.93    March     25.08    March     55.60    March     73.63
April     10.75     April     23.39    April     26.60    April     29.00    April     49.17    April     71.45
May       11.09     May       20.20    May       27.12    May       32.80    May       52.75    May       76.45
June      10.81     June      21.32    June      28.74    June      30.83    June      52.03    June      84.25
July      11.47     July      20.76    July      23.96    July      30.56    July      54.63
August    16.47     August    18.93    August    23.87    August    33.28    August    58.95
September 16.50     September 15.33    September 21.32    September 34.01    September 61.37
October   16.66     October   16.25    October   22.96    October   43.26    October   54.88
November  19.31     November  19.63    November  23.47    November  47.77    November  55.26
December  21.09     December  22.34    December  23.94    December  46.81    December  63.80

The closing price on July 22, 2005 was $93.49.

                                RADIAN GROUP INC.

Radian Group Inc. ("Radian") is a leading credit enhancement provider to the global financial and capital markets. Its subsidiaries provide products and services through three primary business lines: mortgage finance, financial guaranty and other financial services. Radian's headquarters are located in Philadelphia, Pennsylvania, and its $0.001 par value common stock is traded on the New York Stock Exchange under the symbol "RDN". Information filed with the SEC by Radian under the Exchange Act can be located with reference to its SEC file number: 1-11356.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January   20.16     January   31.07    January   44.90    January   36.90    January   46.56    January   47.94
February  17.34     February  30.93    February  46.67    February  34.87    February  43.70    February  48.33
March     23.81     March     33.88    March     49.08    March     33.38    March     42.60    March     47.74
April     25.47     April     38.75    April     51.90    April     39.70    April     46.51    April     44.43
May       27.50     May       42.45    May       54.30    May       40.27    May       46.00    May       45.88
June      25.88     June      40.45    June      48.85    June      36.65    June      47.90    June      47.22
July      30.44     July      40.02    July      45.80    July      46.81    July      46.02
August    31.06     August    40.11    August    43.46    August    47.59    August    44.30
September 33.75     September 38.50    September 32.66    September 44.40    September 46.23
October   35.44     October   33.87    October   35.27    October   52.90    October   47.93
November  32.50     November  38.30    November  40.90    November  49.35    November  51.25
December  37.53     December  42.95    December  37.15    December  48.75    December  53.24

The closing price on July 22, 2005 was $51.20.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                              THE RYLAND GROUP INC.

The Ryland Group, Inc. ("Ryland") is one of the nation's largest homebuilders and a leading mortgage-finance company. In addition, Ryland Mortgage Company provides mortgage financing and related services. Ryland's operations span all significant aspects of the home buying process from design, construction and sale to mortgage origination, title insurance, settlement, escrow and homeowners insurance brokerage services. Ryland's headquarters are located in Calabasas, California, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "RYL". Information filed with the SEC by Ryland under the Exchange Act can be located with reference to its SEC file number: 1-8029.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January    4.11     January   11.52    January   19.58    January   19.82    January   38.13    January   64.87
February   4.44     February  10.07    February  22.33    February  20.65    February  42.86    February  69.55
March      4.69     March     10.38    March     22.55    March     21.60    March     44.42    March     62.02
April      5.03     April     11.88    April     27.50    April     27.12    April     39.48    April     61.40
May        5.55     May       11.33    May       27.00    May       32.55    May       39.80    May       68.50
June       5.53     June      12.65    June      24.88    June      34.70    June      39.10    June      75.87
July       5.00     July      15.62    July      20.45    July      32.45    July      38.71
August     6.14     August    13.45    August    21.33    August    33.58    August    44.08
September  7.75     September 11.92    September 18.59    September 36.56    September 46.33
October    8.06     October   13.38    October   20.80    October   44.45    October   47.70
November   8.75     November  15.01    November  18.76    November  46.08    November  50.68
December  10.19     December  18.30    December  16.68    December  44.32    December  57.54

The closing price on July 22, 2005 was $81.97.

                             STANDARD PACIFIC CORP.

Standard Pacific Corp. ("Standard Pacific") a leading geographically diversified builder of single-family attached and detached homes. Standard Pacific's headquarters are located in Irvine, California, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "SPF". Information filed with the SEC by Standard Pacific under the Exchange Act can be located with reference to its SEC file number: 1-10959.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January    9.31     January   28.15    January   26.37    January   25.25    January   46.70    January   66.53
February  10.63     February  24.00    February  28.58    February  25.77    February  52.31    February  80.00
March     10.00     March     21.10    March     28.10    March     25.51    March     60.00    March     72.19
April     10.06     April     20.40    April     33.57    April     30.25    April     50.44    April     71.61
May       11.38     May       18.45    May       33.00    May       34.38    May       50.95    May       80.12
June      10.00     June      23.15    June      35.08    June      33.16    June      49.30    June      87.95
July      12.69     July      23.56    July      26.25    July      34.00    July      46.41
August    16.44     August    23.47    August    26.35    August    35.54    August    50.47
September 18.00     September 19.51    September 23.38    September 37.90    September 56.37
October   18.75     October   18.25    October   24.28    October   47.85    October   56.15
November  20.63     November  21.20    November  25.50    November  49.93    November  56.01
December  23.38     December  24.32    December  24.75    December  48.55    December  64.14

The closing price on July 22, 2005 was $97.05

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                               TEMPLE-INLAND, INC.

Temple-Inland, Inc. ("Temple-Inland") is a holding company that, through its subsidiaries, operates three business segments: Corrugated Packaging, which is a vertically integrated corrugated packaging operation; Forest Products, which manages forest resources of approximately two million acres of timberland in Texas, Louisiana, Georgia, and Alabama, and manufactures a wide range of building products; and financial services in the areas of consumer and commercial banking, residential lending, real estate development and insurance agency. Temple-Inland's headquarters are located in Austin, Texas, and its $1.00 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "TIN". Information filed with the SEC by Temple-Inland under the Exchange Act can be located with reference to its SEC file number: 1-08634.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January   27.97     January   25.50    January   27.68    January   21.61    January   29.53    January   31.80
February  25.56     February  23.80    February  27.85    February  20.95    February  32.58    February  40.10
March     24.91     March     22.13    March     28.36    March     18.70    March     31.67    March     36.28
April     25.06     April     25.50    April     26.47    April     22.65    April     30.89    April     33.75
May       24.84     May       26.56    May       27.84    May       23.32    May       32.66    May       35.72
June      21.00     June      26.65    June      28.93    June      21.46    June      34.63    June      37.15
July      21.72     July      31.03    July      26.85    July      23.20    July      34.13
August    21.22     August    29.18    August    25.58    August    24.89    August    34.14
September 18.94     September 23.75    September 19.32    September 24.28    September 33.58
October   22.38     October   25.00    October   20.51    October   27.02    October   29.56
November  23.00     November  28.57    November  24.53    November  28.27    November  29.80
December  26.81     December  28.37    December  22.41    December  31.34    December  34.20

The closing price on July 22, 2005 was $39.01.

                               TOLL BROTHERS, INC.

Toll Brothers, Inc. ("Toll") designs, builds, markets and arranges financing for single-family detached and attached homes in luxury residential communities. Toll's headquarters are located in Horsham, Pennsylvania, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "TOL". Information filed with the SEC by Toll under the Exchange Act can be located with reference to its SEC file number:
1-9186.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January       4.25  January      8.70  January     11.40  January     10.06  January     19.56  January     39.04
February      4.16  February     8.94  February    12.26  February     9.69  February    21.95  February    44.03
March         5.00  March        9.63  March       12.46  March        9.65  March       22.72  March       39.43
April         5.42  April        8.88  April       14.88  April       11.63  April       19.79  April       37.90
May           4.84  May          8.16  May         14.75  May         14.52  May         20.46  May         46.30
June          5.13  June         9.83  June        14.65  June        14.16  June        21.16  June        50.78
July          6.05  July         9.88  July        11.43  July        13.25  July        19.87
August        8.16  August       9.20  August      12.50  August      14.86  August      22.20
September     8.59  September    7.42  September   10.87  September   15.21  September   23.17
October       8.13  October      7.79  October     10.24  October     18.42  October     23.18
November      9.97  November     9.06  November    10.49  November    20.71  November    25.69
December     10.22  December    10.98  December    10.10  December    19.88  December    34.31

The closing price on July 22, 2005 was $57.00.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                                 USG CORPORATION

USG Corporation ("USG"), through its subsidiaries, is a leading manufacturer and distributor of building materials, producing a wide range of products for use in new residential, new nonresidential, and repair and remodel construction as well as products used in certain industrial processes. USG's headquarters are located in Chicago, Illinois, and its $0.10 par value common stock is traded on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "USG". Information filed with the SEC by USG under the Exchange Act can be located with reference to its SEC file number: 1-8864.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January   37.63     January   22.20    January   7.50     January    7.06    January   18.24    January   32.10
February  32.50     February  19.04    February  7.00     February   4.52    February  17.32    February  31.59
March     41.94     March     15.28    March     7.00     March      4.16    March     17.49    March     33.16
April     41.75     April     10.87    April     7.05     April      7.01    April     14.23    April     41.99
May       37.69     May        8.36    May       6.18     May       11.64    May       14.05    May       45.85
June      30.38     June       4.22    June      7.15     June      19.00    June      17.58    June      42.50
July      29.38     July       5.32    July      5.85     July      15.19    July      17.24
August    32.19     August     5.05    August    5.03     August    16.66    August    17.58
September 25.06     September  3.73    September 4.00     September 17.24    September 18.23
October   17.06     October    5.39    October   4.47     October   16.75    October   22.39
November  18.31     November   5.12    November  7.85     November  15.07    November  32.72
December  22.50     December   5.72    December  8.45     December  16.57    December  40.27

The closing price on July 22, 2005 was $46.75.

                            VULCAN MATERIALS COMPANY

Vulcan Materials Company ("Vulcan") and its subsidiaries are principally engaged in the production, distribution and sale of construction materials and chloralkali and other industrial chemicals. Vulcan is the nation's largest producer of construction aggregates, a major producer of asphalt and ready-mixed concrete, and a significant chemicals producer, producing chloralkali and other industrial chemicals. Vulcan's headquarters are located in Birmington, Alabama, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "VMC". Information filed with the SEC by Vulcan under the Exchange Act can be located with reference to its SEC file number: 1-4033.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January   42.31     January   45.48    January   46.40    January   34.05    January   47.70    January   56.48
February  40.00     February  42.33    February  48.33    February  31.70    February  47.30    February  57.86
March     45.81     March     46.83    March     47.54    March     30.23    March     47.44    March     56.83
April     43.81     April     46.23    April     46.02    April     34.97    April     46.24    April     53.04
May       46.75     May       54.08    May       47.83    May       36.64    May       44.76    May       59.93
June      42.69     June      53.75    June      43.80    June      37.07    June      47.55    June      64.99
July      42.81     July      49.05    July      40.44    July      40.22    July      47.62
August    44.31     August    48.01    August    39.02    August    41.41    August    47.67
September 40.19     September 43.20    September 36.16    September 39.91    September 50.95
October   42.00     October   41.57    October   33.56    October   44.31    October   49.78
November  42.88     November  46.25    November  37.74    November  44.47    November  51.85
December  47.88     December  47.94    December  37.50    December  47.57    December  54.61

The closing price on July 22, 2005 was $69.35.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                              WEYERHAEUSER COMPANY

Weyerhaeuser Company ("Weyerhaeuser") is principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products, real estate development and construction, and other real estate related activities. Weyerhaeuser's headquarters are located in Federal Way, Washington, and its $1.25 par value common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "WY". Information filed with the SEC by Vulcan under the Exchange Act can be located with reference to its SEC file number: 1-4825.

          CLOSING            CLOSING            CLOSING            CLOSING            CLOSING            CLOSING
 2000      PRICE     2001     PRICE     2002     PRICE    2003      PRICE     2004     PRICE    2005      PRICE
 ----      ----      ----     ----      ----     ----     ----      ----      ----     ----     ----      ----
January   57.38     January   52.50    January   58.32    January   48.05    January   61.46    January   62.40
February  51.31     February  53.74    February  61.82    February  49.85    February  65.25    February  66.93
March     57.00     March     50.79    March     62.86    March     47.83    March     65.50    March     68.50
April     53.44     April     56.53    April     59.61    April     49.59    April     59.20    April     68.61
May       49.63     May       57.21    May       65.50    May       50.38    May       60.48    May       64.15
June      43.00     June      54.97    June      63.85    June      54.00    June      63.12    June      63.65
July      45.69     July      59.73    July      58.75    July      56.29    July      62.00
August    46.31     August    56.75    August    54.51    August    59.50    August    62.51
September 40.38     September 48.71    September 43.77    September 58.45    September 66.48
October   46.94     October   49.91    October   45.30    October   60.23    October   62.64
November  43.75     November  52.85    November  52.60    November  57.00    November  66.00
December  50.75     December  54.08    December  49.21    December  64.00    December  67.22

The closing price on July 22, 2005 was $68.34.

LICENSE AGREEMENT

PHLX and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Notes. The Index is owned and published by PHLX.

The license agreement between PHLX and UBS provides that the following language must be set forth in this prospectus supplement:

The PHLX Housing Sector(SM) Index is not sponsored, endorsed, sold or promoted by Philadelphia Stock Exchange, Inc. ("PHLX"). PHLX makes no representation or warranty, express or implied, to the owners of the Index or any member of the public regarding the advisability of investing in securities generally or in the Index particularly or the ability of the Index to track market performance. PHLX's only relationship to UBS is the licensing of certain names and marks and of the Index which is determined, composed and calculated without regard to UBS. PHLX has no obligation to take the needs of UBS or the owners of the Index into consideration in determining, composing or calculating the Index. PHLX is not responsible for and has not participated in the determination or calculation made with respect to the issuance or redemption of the Index. PHLX has no obligation or liability in connection with the administration, marketing or trading of the Index.

PHLX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PHLX HOUSING SECTOR(SM) INDEX (HGX) ("Index") OR ANY DATA INCLUDED THEREIN. PHLX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE INDEX, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. PHLX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL PHLX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"PHLX Housing Sector(SM)" and "HGX(SM)" are service marks of the Philadelphia Stock Exchange, Inc. and have been licensed for use by UBS Securities LLC and its parent, UBS AG.

--------------------------------------------------------------------------------
Valuation of the Notes


AT MATURITY. Your cash payment at maturity is based on the Index Return. If the Index Return is negative, you will receive a positive return on your Notes equal to the Index Return multiplied by -3, subject to a maximum gain on the Notes of 45%. Therefore, the maximum payment at maturity for each $10 principal amount of the Notes will be $14.50. The Notes are exposed to any increase in the level of the Index and a positive Index Return will reduce your cash payment at maturity below your principal amount. If the Index increases over the term of the Notes, you may lose up to 50% of your principal amount. For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-27.

PRIOR TO MATURITY. You should understand that the market value of the Notes prior to maturity will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, the volatility of the Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-7 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------
Specific Terms of the Notes


In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "Index" mean the PHLX Housing Sector(SM) Index.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

Your minimum investment is 100 Notes at a principal amount at $10.00 per Note. Purchases in excess of the minimum amount may be made in integrals of 1 Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Index Return.

> If the Index Return is NEGATIVE, you will receive a POSITIVE return on your Notes equal to the Index Return MULTIPLIED BY -3, subject to a maximum gain of 45% on your Notes. For example, if the Index declines by 10% over the term of the Notes (an Index Return of -10%), you will receive a POSITIVE return of 30% (-10% x -3) on the Notes.

> If the Index Return is POSITIVE, you will receive a NEGATIVE return on you Notes. The payment at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes. For example, if the Index increases by 10% over the term of the Notes (an Index Return of 10%), you will receive a NEGATIVE return of 10%.

IF THE INDEX INCREASES OVER THE TERM OF THE NOTES, YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL AMOUNT.

For each $10 principal amount of the Notes, we will pay you in cash an amount equal to $10 plus the Adjusted Index Return multiplied by $10.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "Index Return" will be the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage and calculated as follows:


                     Index ending level - Index starting level
      Index Return = -----------------------------------------
                               Index starting level

where the "Index starting level" is 579.60 and the "Index ending level" is the closing level of the Index on the final valuation date.

The "Adjusted Index Return" will be based on the Index Return, which may be positive or negative. If the Index Return is negative, you will receive a positive return equal to the Index Return multiplied by -3, subject to a maximum gain on the Notes of 45%. If the Index Return is positive, the Adjusted Index Return will be equal to the Index Return multiplied by -1, subject to a maximum loss of 50%.

The payment at maturity for each Note will be calculated as follows:

         Payment at maturity = principal amount of the Note + (principal amount of the Note x Adjusted Index Return)

See "What are the steps to calculate payment at maturity?"  on page S-4.

MATURITY DATE

The maturity date will be July 31, 2007, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be July 24, 2007, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than 10 business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index ending level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Index ending level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index ending level be postponed by more than ten business days.

If the determination of the Index ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index ending level that would have prevailed in the absence of the market disruption event.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to the Index or a material number of Index Constituent Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> the Index is not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described in the section entitled "Use of Proceeds and Hedging" on page S-33.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained; or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency; or

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If PHLX discontinues publication of the Index and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the Index and approves as a successor index then the calculation agent will determine the Index Return, Index starting level, Index ending level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the value of the Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or another index and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the securities included in the Index or the method of calculating the Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the Index Constituent Stocks and whether the change is made by PHLX under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Constituent Stocks or their issuers or is due to any other reason--that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the Index Return, Index starting level, Index ending level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the Index Return used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Index Return, Index starting level, Index ending level, the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Index Return, the Index starting level, the Index ending level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------
Use of Proceeds and Hedging


We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options or futures on Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the Index prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions of securities of issuers of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks; or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or indices designed to track the performance of the Index or other components of the U.S. equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-7 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------
Capitalization of UBS


The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF MARCH 31, 2005 (UNAUDITED)                            CHF          USD

-------------------------------------------------------------------------------
                                                             (IN MILLIONS)
Debt
  Debt issued(1) ...............................        219,669      183,572
                                                       --------     --------
  Total Debt ...................................        219,669      183,572
Minority Interest(2) ...........................          5,616        4,693
Shareholders' Equity ...........................         38,130       31,864
                                                       --------     --------
Total capitalization ...........................        263,415      220,129
                                                       ========     ========

---------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION.
(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.83567.

--------------------------------------------------------------------------------
Supplemental Tax Considerations


THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

IRS CIRCULAR 230 NOTICE. To ensure compliance with Internal Revenue Service Circular 230, you are hereby notified that: (a) any discussion of federal tax issues contained or referred to in this prospectus supplement and the accompanying prospectus is not intended or written to be used, and cannot be used by you for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing by the issuer of the transactions or matters addressed herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus). NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN THE NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Notes as a pre-paid contract with respect to the Index and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you will recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 15% where the property is held for more than one year. Your holding period for your Notes will generally begin on the date after the issue date (I.E., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. In the opinion of our counsel, Sullivan & Cromwell LLP, it would also be reasonable to treat the Notes as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as ordinary gain or loss. It is also possible that the Internal Revenue Service could assert that you should be required to accrue interest with respect to the 50% of your investment that you are guaranteed to receive upon maturity. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL
Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND
If you are an individual resident in Switzerland for tax purposes and hold Notes as your private property, you should consult with your own tax advisor. It is possible that, for Swiss income tax purposes, your

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

investment in Notes may be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you may be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you may be taxed upon the difference between the sale proceeds and your initially invested amount.

--------------------------------------------------------------------------------
ERISA Considerations


We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------
Supplemental Plan of Distribution


UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. The Notes will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 2% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

                      [This Page Intentionally Left Blank]

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ..............      S-1
Risk Factors ...............................      S-7
The PHLX Housing Sector(SM) Index ..........     S-12
Valuation of the Notes .....................     S-26
Specific Terms of the Notes ................     S-27
Use of Proceeds and Hedging ................     S-33
Capitalization of UBS ......................     S-34
Supplemental Tax Considerations ............     S-35
ERISA Considerations .......................     S-38
Supplemental Plan of Distribution ..........     S-39

PROSPECTUS

Introduction ...............................        3
Cautionary Note Regarding Forward-
  Looking Information ......................        5
Incorporation of Information About
  UBS AG ...................................        7
Where You Can Find More Information ........        7
Presentation of Financial Information ......        8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others ....................        9
Capitalization of UBS ......................        9
UBS ........................................       10
Use of Proceeds ............................       12

Description of Debt Securities We May
  Offer ....................................       13
Description of Warrants We May Offer .......       35
Legal Ownership and Book-Entry Issuance ....       52
Considerations Relating to Indexed
  Securities ...............................       57
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency ............       60
U.S. Tax Considerations ....................       63
Tax Considerations Under the Laws of
  Switzerland ..............................       74
ERISA Considerations .......................       76
Plan of Distribution .......................       77
Validity of the Securities .................       80
Experts ....................................       80

[UBS Logo]

Enhanced
Bearish
Securities


UBS AG $67,000,000 NOTES
LINKED TO THE
PHLX HOUSING SECTOR(SM) INDEX
DUE JULY 31, 2007






PROSPECTUS SUPPLEMENT


JULY 22, 2005
(TO PROSPECTUS DATED FEBRUARY 27, 2003)











UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.